LEGG MASON WOOD WALKER, INCORPORATED
                    DEFERRED COMPENSATION/PHANTOM STOCK PLAN
                        (JUNE, 1999 AMENDING RESTATEMENT)

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                                TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----

ARTICLE I    GENERAL ........................................................1
         1.1      Purpose of Plan ...........................................1
         1.2      Nature of Plan ............................................1

ARTICLE II   DEFINITIONS ....................................................1

         2.1      Definitions ...............................................1

ARTICLE III  ELIGIBILITY AND PARTICIPATION ..................................4

         3.1      Requirements ..............................................4
         3.2      Enrollment and Participation ..............................4
         3.3      Change of Employment Category .............................4
         3.4      Leaves of Absence .........................................4
         3.5      Termination of Employment .................................4
         3.6      Failure to Participate on Entry Date ......................5
         3.7      Inactive Participation.....................................5

ARTICLE IV   DEFERRAL ELECTIONS .............................................5

         4.1      General ...................................................5
         4.2      Timing of Elections .......................................5
         4.3      Irrevocability of Elections ...............................6
         4.4      Financial Hardship ........................................6

ARTICLE V    CONTRIBUTIONS ..................................................6

         5.1      Nature of Contributions ...................................6
         5.2      Compensation Deferral Contributions .......................6

ARTICLE VI   PARTICIPANT ACCOUNTS ...........................................7

         6.1      Account Established for Each Participant ..................7
         6.2      No Funding Requirement ....................................7
         6.3      Value Adjustments .........................................8

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ARTICLE VII  ENTITLEMENT TO BENEFITS ........................................9

         7.1      Termination of Employment ................................10
         7.2      Death ....................................................10

ARTICLE VIII DISTRIBUTION OF BENEFITS ......................................10

         8.1      Benefits During Lifetime .................................10
         8.2      Death Benefits ...........................................10
         8.3      Payment Option Elections .................................11
         8.4      Mode of Distribution .....................................11
         8.5      Deductions ...............................................12
         8.6      Payment to Minor or Incompetent ..........................12
         8.7      Qualified Domestic Relations Order .......................12
         8.8      Location of Participants and Beneficiaries ...............12

ARTICLE IX   ADMINISTRATION ................................................12

         9.1      Administrative Authority .................................12
         9.2      Company Administration ...................................13
         9.3      Administrative Committee .................................14

ARTICLE X    AMENDMENT AND TERMINATION .....................................15

         10.1     Right to Amend ...........................................15
         10.2     Amendment Required by Federal Law ........................15
         10.3     Right to Terminate .......................................15
         10.4     Cessation of Business ....................................15
         10.5     Successor to Company .....................................15
         10.6     Change in Control or Cessation of Public Trading .........16
         10.7     Termination of 401(k) Plan ...............................16
         10.8     Preservation of Rights ...................................16
         10.9     Effect of Termination ....................................16

ARTICLE XI   MULTIPLE-EMPLOYER PROVISIONS ..................................16

         11.1     Adoption by Other Employers ..............................17
         11.2     Separate Plans ...........................................17
         11.3     Participation ............................................17
         11.4     Combined Service .........................................17
         11.5     Administration ...........................................17
         11.6     Amendment ................................................17
         11.7     Termination ..............................................17

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ARTICLE XII  MISCELLANEOUS .................................................18

         12.1     Limitations on Liability of Company ......................18
         12.2     Construction .............................................18
         12.3     Spendthrift Provision ....................................18

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                      LEGG MASON WOOD WALKER, INCORPORATED
                    DEFERRED COMPENSATION/PHANTOM STOCK PLAN
                        (JUNE, 1999 AMENDING RESTATEMENT)

                  THIS AMENDING RESTATEMENT OF PLAN is adopted by LEGG MASON WOOD WALKER, INCORPORATED under the terms and conditions hereinafter set forth.

                                 R E C I T A L S

                           LEGG MASON WOOD WALKER, INCORPORATED has adopted a
                  deferred compensation/phantom stock plan for the benefit of certain of its employees and has been operating thereunder since the effective date of February 1, 1988. The purpose of this amending restatement is to incorporate certain amendments to the Plan approved by the Executive Committee of the Board of Directors of the Company on June 3, 1999.

                                    ARTICLE I

                                     GENERAL

                  1.1 PURPOSE OF PLAN - The Plan is established to provide supplemental retirement income benefits to those executives who, by virtue of statutory restrictions within the Internal Revenue Code, are prevented from fully participating in the Legg Mason Profit Sharing Plan and Trust.

                  1.2 NATURE OF PLAN - The Plan is intended to be a non-qualified, unfunded plan maintained to provide deferred compensation to a select group of management and/or highly compensated employees, and is not intended to be subject to ERISA (other than Title 1, Subtitle B, Part I, Reporting and Disclosure).

                                   ARTICLE II

                                   DEFINITIONS

                  2.1 DEFINITIONS - The following terms, as used herein, unless a different meaning is implied by the context, shall have the following meanings:

                           ACCOUNT - The account established for each
Participant pursuant to

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Section 6.1.

                           ADMINISTRATOR - The person, group or entity
designated in accordance with the provisions of ARTICLE IX to administer and operate the Plan.

                           BENEFICIARY - Any person or persons so designated in
accordance with the provisions of Section 8.2.

                           CHANGE IN CONTROL - The happening of any of the
following events (a "Change Event"): (i) the approval by shareholders of LMI of an agreement to merge or consolidate LMI with or into another corporation (with LMI not surviving), or to sell or otherwise dispose of all or substantially all of the assets of LMI, (ii) the approval by shareholders of the Company of an agreement to merge or consolidate the Company with or into another corporation (with the Company not surviving), or to sell or otherwise dispose of all or substantially all of the assets of the Company, (iii) a determination by the Board of Directors of LMI that, in connection with any proposed tender or exchange offer for voting securities of LMI, any person has become the direct or indirect beneficial owner of securities representing 40% or more of the combined voting power of LMI's then outstanding securities; provided, however, that: (A) a Change in Control shall be deemed not to have occurred for purposes of this Plan if, not later than five business days after a Change Event described in clause (i) or (ii) of this definition, that Change Event is designated by the affirmative vote of 75% or more of the directors who were members of LMI's Board of Directors immediately prior to the Change Event as not constituting a Change in Control for purposes of the Plan; and (B) if a Change Event described in clause (i) or (ii) of this definition occurs with respect to a portion of the Company, the Change in Control, if any, shall be deemed to have occurred only with respect to the employees transferred in connection therewith.

                           COMPANY - LEGG MASON WOOD WALKER, INCORPORATED, a
corporation duly organized and existing under the laws of the State of Maryland, and its successors and assigns, unless otherwise herein provided, or any other business organization which, as hereinafter provided, shall assume the obligations hereunder, or which shall agree to become a party to the Plan.

                           COMPENSATION - A Participant's compensation as
defined under the 401(k) Plan for the purpose of calculating the Participant's elective pre-tax deferrals thereunder.

                           COMPENSATION DEFERRAL AGREEMENT - The written
agreement whereby an Employee or Participant elects to commence or resume participation in the Plan and to defer Compensation pursuant to the terms of the Plan.

                           COMPENSATION DEFERRAL AMENDMENT - A special form of
Compensation Deferral Agreement whereby a Participant changes a previously-made election.

                           COVERED EMPLOYEE - Any Employee who is a participant
in the 401(k)

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Plan and who is determined by the Company, in its sole and absolute discretion, to be a member of "a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

                           EFFECTIVE DATE - The effective date of the Plan,
which shall be February 1, 1988.

                           EMPLOYEE - Any person employed by the Company.

                           ENTRY DATE - The last day in each Plan Year, and,
with respect to any Employee, the earlier of: (i) 45 days after the date on which the Company notifies him of his eligibility to participate in the Plan, or
(ii) the day, during such 45 day period, on which he files a completed Compensation Deferral Agreement with the Company.

                           ERISA - The Employee Retirement Income Security Act
of 1974, or any provision or section thereof herein specifically referred to, as such Act, provision or section may from time to time be amended or replaced.

                           401(K) PLAN - The Legg Mason Profit Sharing Plan and
Trust (as amended from time to time), a tax-qualified profit sharing plan maintained by the Company pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code.

                           INTERNAL REVENUE CODE - The Internal Revenue Code of
1986, or any provision or section thereof herein specifically referred to, as such Code, provision or section may from time to time be amended or replaced.

                           LMI - Legg Mason, Inc.

                           PARTICIPANT - Any person so designated in accordance
with the provisions of ARTICLE III, including, where appropriate according to the context of the Plan, any former Employee in whose name an Account (with an undistributed balance) exists under the Plan.

                           PAYMENT OPTION ELECTION - A written election, on a
form provided or approved by the Company, whereby a Participant elects the form and/or timing of the distribution of his Account.

                           PLAN - The plan set forth herein, as amended from
time to time.

                           PLAN YEAR - A twelve month period coincident with the
plan year of the 401(k) Plan (which, as of the Effective Date, ends on the last day of the month of December).

                           PUBLICLY TRADED - Traded on the New York Stock
Exchange, the American Stock Exchange or NASDAQ.

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                           SPONSOR - Legg Mason Wood Walker, Incorporated, and
its successors and assigns.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

                  3.1 REQUIREMENTS - On or after the Effective Date, every Covered Employee shall be eligible to become a Participant on the first Entry Date occurring after the date he has met each of the following requirements:

                           3.1.1  He has been, or in the judgment of the Company
will be, prevented from maximizing elective deferrals to the 401(k) Plan by reason of the annual limit on elective deferrals imposed by Section 402(g) of the Internal Revenue Code; and

                           3.1.2  He is individually approved by the Company, in
its sole and absolute discretion, for participation in the Plan.

                  3.2 ENROLLMENT AND PARTICIPATION - Participation in the Plan is voluntary. Each Covered Employee may elect to participate in the Plan as of the Entry Date on which he becomes eligible in accordance with Section 3.1. The election to commence or resume participation shall be made by, and only by, completing and delivering to the Company a Compensation Deferral Agreement on or before the Entry Date.

                      Subject to the right of the Company to terminate the participation of any Participant at any time (except as provided in Section 3.7), once an Employee has become a Participant his participation in the Plan shall continue (without regard to whether or not a Compensation Deferral Agreement is in effect) throughout his tenure as an Employee.

                  3.3 CHANGE OF EMPLOYMENT CATEGORY - During any period in which a Participant remains in the employ of the Company but ceases to be a Covered Employee, he will continue his Plan participation, but his Account shall not be credited with, nor shall he be entitled to make, any contributions based upon Compensation payable with respect to such period.

                  3.4 LEAVES OF ABSENCE - During any authorized absence from active service under conditions which are not treated by the Company as a termination of employment, the Employee shall remain as a Participant to the same extent as if he had not taken the leave of absence.

                  3.5 TERMINATION OF EMPLOYMENT - Upon termination of a Participant's employment, his participation in the Plan shall terminate (except as provided in Section 3.7). If

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an Employee (whether or not a Participant) whose employment is terminated is subsequently re-employed, he shall be treated as a new Employee who shall be eligible to become a Participant only after again meeting the requirements of
Section 3.1 and filing a new Compensation Deferral Agreement pursuant to Section 3.2.

                  3.6 FAILURE TO PARTICIPATE ON ENTRY DATE - In the event that an Employee who, pursuant to Section 3.1, is eligible to commence or resume participation on an Entry Date fails to elect to participate as of that Entry Date, he shall not again be eligible to participate until the next, or any subsequent, Entry Date (provided he is still then otherwise eligible for participation). If he does so elect, his participation shall be effective as of the first Entry Date occurring on or after the date his Compensation Deferral Agreement is filed with the Company.

                  3.7 INACTIVE PARTICIPATION - In the event that a Participant's active participation in the Plan ceases, as described in Section 3.2 or 3.5, he shall nevertheless be deemed to remain as a Participant for all purposes other than the crediting of further Section 5.2 contributions to his Account, until such time as there is no longer an undistributed balance in his Account.

                                   ARTICLE IV

                               DEFERRAL ELECTIONS

                  4.1 GENERAL - The election by any Participant to defer Compensation pursuant to the terms of the Plan shall be made by, and only by, the filing of a completed Compensation Deferral Agreement (or Compensation Deferral Amendment) with the Company. Subject to the remainder of this ARTICLE IV, deferral elections shall be made at the time, in the manner, and subject to the conditions specified by the Company.

                  4.2 TIMING OF ELECTIONS - Except as otherwise provided in
Section 4.2.1 or 4.4, the election to defer Compensation for a Plan Year shall not be effective unless made prior to the first day of the Plan Year.

                           4.2.1 INITIAL ELECTION - The Compensation Deferral
Agreement constituting the initial deferral election by an Employee who becomes eligible to commence or resume participation in the Plan, pursuant to Section
3.1 must be filed with the Company on or before the Employee's Entry Date. Unless the Entry Date coincides with the last day of a Plan Year, the initial election shall be for the remainder of the current Plan Year.

                           4.2.2 ELECTIONS FOR SUBSEQUENT PLAN YEARS - A
Participant may make changes in his deferral election (including a revocation of further deferrals), effective for any Plan Year after his initial Plan Year as a Participant, by filing a completed Compensation Deferral Amendment prior to the first day of the subsequent Plan Year. If a Participant fails to

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file a completed Compensation Deferral Amendment prior to a Plan Year, and is still eligible to defer, he will be deemed to have elected to keep his prior election in force for that Plan Year.

                  4.3 IRREVOCABILITY OF ELECTIONS - Except as provided in
Section 4.2.1 or 4.4, any Participant electing to make deferral contributions must make an irrevocable election for an entire Plan Year. Once a Plan Year has begun, a deferral election may not be changed or revoked during the Plan Year (except with respect to deferrals in future Plan Years).

                  4.4 FINANCIAL HARDSHIP - Notwithstanding the provisions of Sections 4.2 and 4.3, in the event of a Participant's financial hardship, the Participant may apply to the Company for permission to reduce or suspend deferral contributions for the remainder of the Plan Year or any part thereof. The Company shall have the sole discretion as to the extent (if at all) it shall grant the Participant's request.

                      "Financial hardship" shall be defined as financial need arising as a result of a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Internal Revenue Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, but only where such financial need is not and may not be relieved: (i) through reimbursement or compensation by insurance or otherwise, or (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

                                    ARTICLE V

                                  CONTRIBUTIONS

                  5.1 NATURE OF CONTRIBUTIONS - Contributions described in this
ARTICLE V shall not represent actual deposits to a separate fund or trust, but shall be bookkeeping entries in the form of credits to the Accounts of the Participants on whose behalf the contributions are made.

                  5.2 COMPENSATION DEFERRAL CONTRIBUTIONS - By so electing in his Compensation Deferral Agreement, each Participant may elect to defer Compensation (which would otherwise have been paid to him) in any whole percentage amount designated by him, provided that such amount is not less than 1%, nor more than 8%, of his Compensation for the Plan Year. In no event, however, shall any Participant's deferrals for a Plan Year: (i) begin until he has been prevented from making elective deferrals to the 401(k) Plan by reason of the annual limit on elective deferrals imposed by Section 402(g) of the Internal Revenue Code, or (ii) exceed $50,000, and the Company may establish such procedures with respect to timing and amount of individual deferrals by each Participant as it deems appropriate to implement these limitations (other than any procedure which would require or permit the Company to pay to the

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Participant any Compensation previously deferred by the Participant pursuant to this Section 5.2, whether during the current or any preceding Plan Year).

                      Pursuant to each Participant's deferral election, the Company shall reduce the gross amount of the Participant's Compensation. In lieu of paying the deferred portion of the Participant's Compensation to him as earned, the Company will credit to the Participant's Account dollar amounts equal to the deferred Compensation, each such credit to be made as of a date no later than fifteen (15) business days after the last day of the month during which the Participant would have been entitled to such Compensation had it been paid as current Compensation.

                      Any FICA or other payroll tax which may be imposed on the Participant with respect to deferral contributions shall, unless otherwise determined by the Company, be deducted from the non-deferred remainder of the Participant's remuneration.

                                   ARTICLE VI

                              PARTICIPANT ACCOUNT

                  6.1 ACCOUNT ESTABLISHED FOR EACH PARTICIPANT - An individual Account shall be established on the books of the Company in the name of each Participant, for the purpose of accounting for contributions credited to, and benefits paid to or on behalf of, the Participant, and to account for incremental adjustments pursuant to Section 6.3. Each Account shall be divided into such sub-accounts, if any, as the Company deems appropriate to properly implement the provisions of the Plan.

                  6.2 NO FUNDING REQUIREMENT - The Company shall not be required to purchase, hold or dispose of any investments with respect to amounts credited to the Account, its only obligation being to make payments as described in
ARTICLE VIII. Should the Company elect to make contributions to a trust (hereinafter referred to as the "Trust") to assist the Company in paying the benefits which may accrue hereunder, the amounts contributed shall be used to purchase the deemed investments under Section 6.3, subject to application of the provisions of this Section 6.2 to the actual investments. However, contributions to the Trust shall not reduce or otherwise affect the Company's liability to pay benefits under this Plan (which benefits may be paid from the Trust or from the Company's general assets, in the discretion of the Company), except that the Company's liability shall be reduced by actual benefit payments from the Trust (and the Account shall be appropriately adjusted to reflect such payments). If any such investments, or any contributions to the Trust, are made by the Company, such investments shall have been made solely for the purpose of aiding the Company in meeting its obligations under the Plan, and, except for actual contributions to the Trust, no trust or trust fund is intended. To the extent that the Company does, in its discretion, purchase or hold any such investments (other than through contributions to the Trust), the Company will be named sole owner of all such

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investments and of all rights and privileges conferred by the terms of the instruments or certificates evidencing such investments. Nothing stated herein will cause such investments, or the Trust, to form part of the Account, or to be treated as anything but the general assets of the Company, subject to the claims of its general creditors, nor will anything stated herein cause such investments, or the Trust, to represent the vested, secured or preferred interest of the Participant or his Beneficiaries. The Company shall have the right at any time to use such investments not held in the Trust in the ordinary course of its business. Neither the Participant nor any of his Beneficiaries shall at any time have any interest in the Account or the Trust or in any such investments, except as a general, unsecured creditor of the Company to the extent of the deferred compensation arrangement which is the subject of the Plan.

                  6.3 VALUE ADJUSTMENTS

                           6.3.1 For purposes of this Section 6.3, the following
definitions shall be utilized:

                                    COMMON STOCK - the common stock of LMI or
any successor corporation.

                                    CONTRIBUTION CREDIT - a dollar amount equal
to a contribution credit made to the Account of a Participant pursuant to
ARTICLE V.

                                    CREDIT DATE VALUE - the Value of a share of
Common Stock on the fifth business day after the date as of which a Contribution Credit is made.

                                    DIVIDEND UNIT - the equivalent of that
number of shares of Common Stock obtained by dividing the amount of any dividend or other distribution paid or made by LMI with respect to a share of Common Stock (but not including a distribution in Common Stock) by 95% of the Value of a share of Common Stock on the fifth business day after the payment date of the dividend or other distribution.

                                    MATURITY VALUE - the value of a share of
Common Stock on the Valuation Date.

                                    SHARE UNIT - the equivalent of one share of
Common Stock.

                                    UNITS - Share Units and Dividend Units,
collectively.

                                    VALUE - the fair market value of a share of
Common Stock, equal to the average of the closing prices on the principal exchange on which the shares are traded for the five business days preceding the applicable date, or, if the shares are not then traded on an exchange, as such value is determined by the Company using any reasonable method of valuation (including the mean of the high and low quotations of the shares as reported by

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NASDAQ for the applicable date, or, in the absence of any reported sales on such date, the first preceding date on which there were such sales).

                                    VALUATION DATE - the date as of which a
distribution is due to a Participant or Beneficiary pursuant to ARTICLE VII.

                           6.3.2 Units (calculated to four decimal places) shall
be credited to the Account of each Participant as follows:

                                    6.3.2.1. As of the date on which any
Contribution Credit is made to the Account, (i) any Contribution Credit up to $25,000 shall be converted to a number of Share Units equal to the Contribution Credit divided by 95% of the Credit Date Value and (ii) any Contribution Credit in excess of $25,000 shall be converted to a number of Share Units equal to the Contribution Credit divided by 100% of the Credit Date Value.

                                    6.3.2.2. Whenever, prior to the Valuation
Date, LMI shall pay any dividend (other than in Common Stock) upon issued and outstanding Common Stock, or shall make any distribution (other than in Common Stock) with respect thereto, there shall be credited to the Account such number of Dividend Units as shall be allocable to the Units credited to the Account as of the record date of the dividend or other distribution.

                           6.3.3 In the event that, prior to the Valuation Date:
(i) the number of outstanding shares of Common Stock shall be changed by reason of a stock split, combination of shares, recapitalization, stock dividend or otherwise, or (ii) the Common Stock is converted into or exchanged for other shares as a result of a merger, consolidation, sale of assets, or other reorganization or recapitalization, the number of Units then credited or to be credited to the Account shall be appropriately adjusted so as to reflect such change (based upon the best estimate of LMI management as to relative values).

                           6.3.4 The amount of any distribution to be paid to a
Participant or Beneficiary with respect to the Account shall be determined on the Valuation Date and shall be based upon the Maturity Value of the Units included in the Account.

                           6.3.5 Nothing herein contained shall be construed as
conferring upon any Participant or Beneficiary any rights as a stockholder of LMI or any right to have access to the books and records, financial statements or other financial information of or relating to the Company or LMI.

                                   ARTICLE VII

                             ENTITLEMENT TO BENEFITS

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                  7.1 TERMINATION OF EMPLOYMENT - In the event of a termination of employment by a Participant for any reason other than his death, then, as of the fifth business day after the date of his termination of employment, he shall become entitled to the full amount of his Account, payable according to the provisions of ARTICLE VIII.

                  7.2 DEATH - In the event of the death of a Participant prior to his termination of employment, then, as of the fifth business day after the date of his death, the full amount of his Account shall become payable, according to the provisions of ARTICLE VIII, to his designated Beneficiary, upon submission of proof of death satisfactory to the Company.

                                  ARTICLE VIII

                            DISTRIBUTION OF BENEFITS

                  8.1 BENEFITS DURING LIFETIME - In the event that the Participant's employment with the Company terminates for any reason other than his death, then, beginning as soon as is administratively practicable after the fifth business day following termination of employment (but, if the Participant has so elected in his Payment Option Election, no earlier than the first day of the calendar year next following termination), the Company will, in accordance with the Payment Option Election, either (i) distribute an amount equal to the entire balance of the Account to the Participant in a single lump sum, or (ii) distribute the first of a series of three annual installment distributions of the balance of the Account; provided, however, that if the Participant's total Account balance is less than $10,000, he may not elect option (ii) above.

                  8.2 DEATH BENEFITS - In the event of the death of a Participant who has an undistributed balance in his Account:

                           8.2.1 As soon as is administratively practicable
after the fifth business day following the date of death, the Company will distribute to the Participant's Beneficiary an amount equal to the balance of the Account in a single lump sum, or, if the Participant has so indicated in his Payment Option Election, in the same manner as the Account would have been distributed to the Participant had he lived.

                           8.2.2 Each Participant from time to time may
designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after his death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in form prescribed by the Company, and will be effective only when filed in writing with the Company during his lifetime.

                           8.2.3 In the absence of a valid Beneficiary
designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary eligible to receive the

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payment, validly named by the Participant, the Company shall distribute any such benefit payment to the person or persons designated to receive the Employee's accrued benefit from the 401(k) Plan. In the absence of a valid designation to a living person under the 401(k) Plan, the Company shall distribute the benefit payment to the Participant's estate. In determining the existence or identity of anyone entitled to a benefit payment, the Company may rely conclusively upon information supplied by the Personal Representative of the Participant's estate. In the event of a lack of adequate information having been supplied to the Company, or in the event that any question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or in the event that a dispute arises with respect to any such payment, or in the event that a Beneficiary designation conflicts with applicable law, or in the event the Company is in doubt for any other reason as to the right of any person to receive a payment as Beneficiary then, notwithstanding the foregoing, the Company, in its sole discretion, may, in complete discharge, and without liability for any tax or other consequences which might flow therefrom: (i) distribute the payment to the Participant's estate, (ii) retain such payment, without liability for interest, until the rights thereto are determined, or
(iii) deposit the payment into any court of competent jurisdiction.

                  8.3 PAYMENT OPTION ELECTIONS

                           8.3.1 GENERAL RULES - Simultaneously with the filing
of his Compensation Deferral Agreement, the Participant shall make an election to receive the benefits payable hereunder in a lump sum or in periodic installments. The Participant's election shall be set forth in a Payment Option Election. Following the filing of his Compensation Deferral Agreement, the Participant shall have no further right to alter any election set forth in his Payment Option Election except pursuant to Section 8.3.2, but the Participant shall have the right to make new elections from time to time (but not more than once every five years), each on a separate Payment Option Election, provided that each such new election shall be applicable only to the portion of his Account attributable to Plan Years beginning after the filing of the new Payment Option Election, and all pre-existing elections shall remain in effect with respect to the portions of the Account attributable to the periods for which such elections were applicable.

                           8.3.2 SPECIAL RE-ELECTION - Any Participant may
change his Payment Option Election with respect to his Account, whether attributable to Plan Years beginning prior to or subsequent to the date of change, by making a special, one-time Payment Option Election, designated by the Participant and acknowledged by the Administrator as such. To be effective, the special, one-time Payment Option Election must be made by the Participant subsequent to the execution date of this June, 1999 Amending Restatement but on or before June 30, 1999.

                  8.4 MODE OF DISTRIBUTION - The Company shall make all distributions in Common Stock (as defined in Section 6.3.1); provided, however, that the Company may not distribute Common Stock unless and until there exists an effective registration statement under the Securities Act of 1933, as amended, covering the shares to be distributed.

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

                  8.5 DEDUCTIONS - Any amounts payable under the Plan shall be subject to such deductions or withholdings as may be required by law, but shall not be deemed to be salary or other compensation for the purpose of computing benefits to which the Participant may be entitled under any retirement plan or other arrangement of the Company for the benefit of its employees generally.

                  8.6 PAYMENT TO MINOR OR INCOMPETENT - If any person to whom a payment is due under the Plan is a minor, or is found by the Company to be incompetent by reason of physical or mental disability, the Company shall have the right to cause the payments becoming due to such person to be made to another for his benefit, without responsibility of the Company to see to the application of such payments, and such payments will constitute a complete discharge of the liabilities of the Company with respect thereto.

                  8.7 QUALIFIED DOMESTIC RELATIONS ORDER - Payments under the Plan shall not be subject to the provision of any Qualified Domestic Relations Order (a "QDRO"), as defined by Section 414(p) of the Internal Revenue Code, applicable to a Participant's benefit under the 401(k) Plan. Any amount which would be payable under this Plan to an alternate payee if the QDRO were applied to this Plan shall instead be paid to the Participant, if living, otherwise to his Beneficiary.

                  8.8 LOCATION OF PARTICIPANTS AND BENEFICIARIES - Any communication, statement or notice addressed to a Participant (or Beneficiary) at his last post office address filed with the Company, or if no such address was filed with the Company then at his last post office address as shown on the Company's records, shall be binding on the Participant (or Beneficiary) for all purposes of the Plan. Except for the sending of a registered letter to the last known address, the Company shall not be obliged to search for any Participant (or Beneficiary). If the Company notifies any Participant (or Beneficiary) that he is entitled to an amount under the Plan and the Participant (or Beneficiary) fails to claim such amount or make his location known to the Company within three years, then, except as otherwise required by law, the Company shall have the right to treat the amount payable as a forfeiture.

                                   ARTICLE IX

                                 ADMINISTRATION

                  9.1 ADMINISTRATIVE AUTHORITY - Except as otherwise specifically provided herein, the Company shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to: (i) resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Employees, Participants and

Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions; (ii) adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan; (iii) implement the Plan in accordance with its terms and such rules and regulations; (iv) notify the Participants of any amendment or termination of, or of a change in any benefits available under, the Plan; and (v) prescribe such forms as may be required for Employees to make elections under, and otherwise participate in, the Plan. Subject to the power to delegate in the manner described in Section 9.2, the Company shall act through its Board of Directors.

                  9.2 COMPANY ADMINISTRATION - The Plan shall be operated and administered on behalf of the Company by an Administrator. The Administrator shall be governed by the following:

                           9.2.1 In the absence of any designation to the
contrary by the Company, the Administrator shall be the Administrative Committee established pursuant to Section 9.3. Except as the Company shall otherwise expressly determine, the Administrator shall have full authority to act for the Company before all persons in any matter directly pertaining to the Plan, including the exercise of any power or discretion otherwise granted to the Company pursuant to the terms of the Plan, other than the power to amend or terminate the Plan, to determine Company contributions, and to affect the employer-employee relationship between the Company and any Employee, all of which powers are reserved to the Company unless expressly granted to the Administrator.

                           9.2.2 The Administrator may appoint any persons or
firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan; the Administrator shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Administrator shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person, and in the same manner to revoke any such delegation of duties, powers or responsibilities. Any action of such person in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Administrator. Further, the Administrator may authorize one or more persons to execute any certificate or document on behalf of the Administrator, in which event any person notified by the Administrator of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Administrator until such third person shall have been notified of the revocation of such authority. The Administrator shall not be liable for any act or omission of any person to whom the Administrator's duties, powers or responsibilities have been delegated, nor shall any person to whom any duties, powers or responsibilities have been delegated have any liabilities with respect to any duties, powers or responsibilities not delegated to him.

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

                           9.2.3 All representatives of the Company, and/or
members of the Administrative Committee, shall use ordinary care and diligence in the performance of their duties pertaining to the Plan, but no such individual shall incur any liability: (i) by virtue of any contract, agreement, bond or other instrument made or executed by him or on his behalf in his official capacity with respect to the Plan, (ii) for any act or failure to act, or any mistake or judgment made, in his official capacity with respect to the Plan, unless resulting from his gross negligence or willful misconduct, or (iii) for the neglect, omission or wrongdoing of any other person involved with the Plan. The Company shall indemnify and hold harmless each such individual who is an Employee from the effects and consequences of his acts, omissions and conduct in his official capacity with respect to the Plan, except to the extent that such effects and consequences shall result from his own willful misconduct or gross negligence. If any matter arises as to which an individual is entitled to indemnity hereunder, the indemnitee shall give the Company prompt written notice thereof. The Company, at its own expense, shall then take charge of the disposition of the asserted liability, including compromise or the conduct of litigation. The indemnitee may, at his own expense, retain his own counsel and share in the conduct of any such litigation, but the failure to do so shall not adversely affect his right to indemnity.

                           9.2.4 Nothing in the Plan shall be construed so as to
prevent any person involved in administration of the Plan from receiving any benefit to which he may be entitled as a Participant.

                           9.2.5 Expenses incurred in the administration and
operation of the Plan (including the functioning of the Administrative Committee) shall be paid by the Company.

                  9.3 ADMINISTRATIVE COMMITTEE - The Company shall designate and appoint a committee, to be known as the Administrative Committee, as Administrator. Except to the extent that the Company has retained any power or authority, or allocated duties and responsibilities to another, said Committee shall have full power and authority to administer and operate the Plan in accordance with its terms and in particular the authority contained in this
ARTICLE IX, and, in acting pursuant thereto, shall have full power and authority to deal with all persons in any matter directly connected with the Plan, in accordance with the following provisions:

                           9.3.1 The Committee shall consist of one or more
individuals designated by the Company. Subject to his right to resign at any time, each member of the Committee shall serve (without compensation, unless otherwise determined by the Company) at the pleasure of the Company, and the Company may appoint, and may revoke the appointment of, additional members to serve with the Committee as may be determined to be necessary or desirable from time to time. Each member of the Committee, by accepting his appointment to the Committee, shall thereby be deemed to have accepted all of the duties and responsibilities of such appointment, and to have agreed to the faithful performance of his duties thereunder.

                           9.3.2 The Committee shall adopt such formal
organization and method of operation as it shall deem desirable for the conduct of its affairs. The Committee shall act as a body, and the individual members of the Committee shall have no powers and duties as such, except as provided herein; the Committee shall act by vote of a majority of its members at the time in office, either at a meeting or in writing without a meeting.

                           9.3.3 The determination of the Committee on any
matter pertaining to the Plan within the powers and discretion granted to it shall be final and conclusive on all Participants and all other persons dealing in any way or capacity with the Plan.

                                    ARTICLE X

                            AMENDMENT AND TERMINATION

                  10.1 RIGHT TO AMEND - Subject to Section 10.8, the Company shall have the right to amend the Plan in writing, at any time, and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound thereby.

                  10.2 AMENDMENT REQUIRED BY FEDERAL LAW - Notwithstanding the provisions of Section 10.8, the Plan or any Plan may be amended at any time, retroactively if required, if found necessary in order to conform to the provisions and requirements of the Internal Revenue Code or ERISA, or any similar act or any amendments thereto or regulations promulgated thereunder; no such amendment shall be considered prejudicial to any interest of any Employee or Participant.

                  10.3 RIGHT TO TERMINATE - The Company reserves the right, at any time, to terminate the Plan.

                  10.4 CESSATION OF BUSINESS - Notwithstanding any other provision of this Plan to the contrary, in the event the Company ceases to actively carry on the trade or business in which the Participant was employed (whether or not such cessation involves a liquidation of the Company's assets), and if the cessation is not pursuant to a transaction whereby a successor entity continues the trade or business (including the obligations under the Plan), the entire value of the Account shall (as soon as possible but in any event prior to the completion of any liquidation of assets) be distributed in a single lump sum to the Participant or, in the event the Participant is not then living, to the Beneficiary designated in accordance with Section 8.2.

                  10.5 SUCCESSOR TO COMPANY - Subject to Section 10.6, in the event of the merger, consolidation, sale of all or substantially all the assets, or reorganization, of the Company:

                            10.5.1 Provision may be made by which the Plan will
be continued by the
successor employer, in which case such successor shall be substituted for the Company under the Plan and Section 7.1 shall not apply to the transaction. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Company under the Plan.

                            10.5.2 If the action described in Section 10.5.1 has
not been taken within 90 days from the effective date of the transaction, the Plan shall terminate as of the effective date of the transaction and the Account balance of each Participant shall be distributed to him in a single lump sum.

                            10.5.3 In the event of a transaction described in
this Section 10.5 which applies to a portion of the Company, the provisions of this 10.5 shall apply only to the employees transferred in connection therewith.

                  10.6 CHANGE IN CONTROL OR CESSATION OF PUBLIC TRADING- If there is a Termination Vote within 90 days after a Change in Control, or within 90 days after the stock of LMI or any successor ceases to be Publicly Traded, the Plan shall terminate and the Account balance of each Participant shall be immediately distributed to him in a single lump sum. A Termination Vote shall mean the affirmative vote to terminate the Plan by Participants whose Accounts represent more than 50% of the total value of the Accounts of all of the individuals who were Participants immediately prior to the Change in Control or cessation of public trading (based upon values determined in accordance with ARTICLE VI as of the fifth business day preceding the date of the vote).

                  10.7 TERMINATION OF 401(K) PLAN - In the event the Company terminates the 401(k) Plan, this Plan shall be deemed to have simultaneously terminated, and the provisions of Section 10.9 shall be applicable thereto.

                  10.8 PRESERVATION OF RIGHTS - Amendment or termination of the Plan shall not affect the rights of any Participant (or Beneficiary) to payment of the amount in his Account, to the extent that such amount was payable under the terms of the Plan prior to the effective date of such amendment or termination.

                  10.9 EFFECT OF TERMINATION - Upon termination of the Plan, the rights of all Participants in their Accounts shall be payable as the Company shall determine from either of the following alternatives: (i) continued administration of all Accounts pursuant to the terms of the Plan, with distributions to each Participant to be made pursuant to ARTICLES VII and VIII, or (ii) immediate distribution to each Participant of his undistributed Account balance.

                                   ARTICLE XI

                          MULTIPLE-EMPLOYER PROVISIONS

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

                  11.1 ADOPTION BY OTHER EMPLOYERS - Subject to approval of the Sponsor, the Plan may be adopted by any other employer. Such adoption and approval shall be evidenced by the execution of an Adoption Agreement by the Sponsor and the adopting employer.

                  11.2 SEPARATE PLANS - It is intended that the provisions of the Plan shall apply separately to each participating Company, if there be more than one, and to the Participants of each such participating Company, and, unless the context otherwise requires, the term "Company" as used throughout the Plan shall be so construed, to the end that, except as otherwise provided in this ARTICLE XI, the Plan shall constitute a separate Plan for each participating Company.

                  11.3 PARTICIPATION - The participation of any participating Company in the Plan shall become effective as of the date the Adoption Agreement is executed and approved as provided in Section 11.1, or on such other date as may be set forth in said Adoption Agreement. Once participation by a participating Company has begun, such participation shall continue until terminated in accordance with the terms of the Plan.

                  11.4 COMBINED SERVICE - Except as otherwise provided in the Adoption Agreement, the term "service" or "employment" shall be deemed to refer equally to service with any participating Company, so that, for any purpose under the Plan, service with any participating Company shall be deemed to be the equivalent of service with any other participating Company. A Participant shall be deemed to have terminated employment only upon the termination of his employment with all of the participating Companies.

                  11.5 ADMINISTRATION - The term "Company" as used in ARTICLE IX, pertaining to administration of the Plan, refers only to the Sponsor, and to the Administrative Committee appointed by the Sponsor, although any other participating Company may appoint its own separate committee, or otherwise act, to administer the Plan with regard to those internal matters peculiar to that participating Company and which do not conflict with the concept set forth in this Section 11.5.

                  11.6 AMENDMENT - The term "Company" as used in ARTICLE X, pertaining to amendment of the Plan, refers only to the Sponsor, which shall be vested with the sole power to amend the Plan in any manner, and such amendment will bind each participating Company and its Participants. However, with the consent of the Sponsor, any other participating Company shall have the right to amend the Plan in any manner (otherwise permitted by ARTICLE X) which affects the Plan only as to that participating Company and, in the sole judgment of the Sponsor, in no significant way affects the Plan as to any other participating Company.
                  11.7 TERMINATION - A participating Company may terminate the Plan, pursuant to ARTICLE X, at any time. Any such action shall operate only as to the Participants employed by that participating Company.

                                   ARTICLE XII

                                  MISCELLANEOUS

                  12.1 LIMITATIONS ON LIABILITY OF COMPANY - Neither the establishment of the Plan nor any modification thereof, nor the creation of any Account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Company (or any person connected therewith), except as provided by law or by any Plan provision. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a fiduciary relationship between the Company (or any person connected therewith) and any Participant, Beneficiary or other person. In no event shall the Company (or any person connected therewith) be liable to any person for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan or any contribution thereto or distribution therefrom.

                  12.2 CONSTRUCTION - The Plan is intended to be exempt from ERISA (other than reporting and disclosure requirements as to which no exemption is available) and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan being so exempted. In case any provision of the Plan shall be held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein. For all purposes of the Plan, where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections are inserted only for convenience of reference and are not to be considered in the construction of the Plan. Except to the extent preempted by the laws of the United States of America, the laws of the state in which the Company is domiciled shall govern, control and determine all questions arising with respect to the Plan and the interpretation and validity of its respective provisions. Participation under the Plan will not give any Participant the right to be retained in the service of the Company nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

                  12.3 SPENDTHRIFT PROVISION - No amount payable under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. The foregoing shall not preclude any arrangement for: (i) the withholding of taxes from Plan benefit payments, (ii) the recovery by the Plan of overpayments of benefits previously made to a Participant, or (iii) the direct deposit of benefit payments to an account in a banking institution (if not part of an arrangement constituting an assignment or alienation).

                             In the event that any Participant's benefits are
garnished or attached by order of any court, the Company may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable shall be paid into the court as they become payable, to be distributed by the court to the recipient it deems proper at the close of said action.

                  IN WITNESS WHEREOF, this Amending Restatement is executed under seal this 3rd day of June, 1999.


                                            LEGG MASON WOOD WALKER, INCORPORATED



                                            By:__________________________(SEAL)
                                               Timothy C. Scheve
                                               Executive Vice President